Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 28, 2022, with respect to the consolidated financial statements of Journey Medical Corporation, incorporated herein by reference.

/s/ KPMG LLP

Short Hills, New Jersey

July 13, 2022